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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 3, 2004





                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)




        Delaware                        1-12295             76-0513049
     (State or other jurisdiction of  (Commission         (I.R.S. Employer
     incorporation or organization)   File Number)      Identification No.)




   500 Dallas, Suite 2500, Houston, Texas                        77002
  (Address of principal executive offices)                    (Zip Code)




                          (713) 860-2500 (Registrant's
                     telephone number, including area code)






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                                       -2-
Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

  (c)  Exhibits

       99.1     Copy of Genesis Energy, L.P.'s press release dated August 3,
                2004.

Item 12.  Results of Operations and Financial Condition.

     The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

     Genesis Energy, L.P. ("GELP") issued a press release on August 3, 2004 regarding its financial results for the quarter ended June 30, 2004, and held a webcast conference call discussing those results on August 3, 2004. A copy of this earnings press release is furnished as Exhibit 99.1 to this report. Genesis Energy, L.P. does not intend for this Item 12 or Exhibit 99.1 to be incorporated by reference into filings under the Securities Exchange Act of 1934.

     The webcast conference call will be available for replay on Genesis Energy, L.P.'s website at www.genesiscrudeoil.com. A summary of this conference call is archived on our website.


     Use of Non-GAAP Financial Measures

     Our earnings press release includes the non-generally accepted accounting principle ("non-GAAP") financial measures of Segment Margin and Available Cash. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculation and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP measures should not be considered as alternatives to GAAP measures such as net income, operating income or cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

     Segment Margin. Our profitability depends to a significant extent upon our ability to maximize segment margin. This measure forms the basis or our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating segment results. The GAAP measure most directly comparable to total segment margin is operating income.

     We define segment margin as revenues less costs of sales and operating expenses, and includes any adjustments for the effects of derivative accounting. This measure is exclusive of depreciation and amortization, general and administrative expenses, any gains or losses on asset disposals. It also excludes the effects of minority interests and the cumulative effect of any accounting changes.

     Available Cash. The non-GAAP financial measure of Available Cash is calculated in accordance with generally accepted accounting principles (GAAP), with the exception of maintenance capital expenditures as used in our calculation of Available Cash. Maintenance capital expenditures are capital expenditures (as defined by GAAP) to replace or enhance partially or fully depreciated assets in order to sustain the existing operating capacity or efficiency of our assets and extend their useful lives.

     We believe that investors benefit from having access to the same financial measures being utilized by management. Available Cash is a liquidity measure used by our management to compare cash flows generated by the Partnership to the cash distribution we pay to our limited partners and the general partner. This is an important financial measure to our public unitholders since it is an indicator of our ability to provide a cash return on their investment. Specifically, this financial measure tells investors whether or not the Partnership is generating cash flows at a level that can support a quarterly cash distribution to our partners. Lastly, Available Cash (also referred to as distributable cash flow) is a quantitative standard used throughout the investment community with respect to publicly-traded partnerships.
     Several adjustments to net income are required to calculate Available Cash. These adjustments include: (1) the addition of non-cash expenses such as depreciation and amortization expense; (2) miscellaneous non-cash adjustments such as the addition of decreases or the subtraction of increases in the value of financial instruments; and (3) the subtraction of maintenance capital expenditures. As part of our press release information, we have provided a reconciliation of this non-GAAP financial measure to Cash Flow from Operating Activities, the most comparable financial measure calculated and presented in accordance with GAAP.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         GENESIS ENERGY, L.P.
                                         (A Delaware Limited Partnership)

                                         By: GENESIS ENERGY, Inc., as
                                                   General Partner


Date:  August 3, 2004                    By:     /s/  ROSS A. BENAVIDES
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                                                  Ross A. Benavides
                                                  Chief Financial Officer